Contact:  Troy D. Cook
Vice President Finance and
Chief Financial Officer
(316) 231-3390

FOR IMMEDIATE RELEASE


NPC INTERNATIONAL, INC. ANNOUNCES CLOSING FINAL PHASE OF 126 UNIT PIZZA HUT ACQUISITION

     Pittsburg, Kansas (March 27, 1997) - NPC International, Inc. (NASDAQ:NPCI) today announced that it had completed the 126 unit acquisition from Pizza Hut, Inc., announced January 23, 1997, with the purchase of 66 units in Champaign/Springfield, Illinois, Evansville, Indiana, Beaumont/Port Arthur, Texas, Lake Charles, Louisiana and Tyler/Longview, Texas. The acquisition was funded through the Company's newly established $175 million Revolving Credit Facility.

            NPC International, Inc. is the world's largest Pizza Hut franchisee and now operates 544 Pizza Hut restaurants and delivery kitchens in fourteen states. Through Romacorp, Inc. a wholly-owned subsidiary, NPC also operates and franchises 182 Tony Roma's restaurants, the casual theme restaurant Famous For Ribs.

     For more information contact Troy D. Cook, Vice President Finance and Chief Financial Officer, NPC International, Inc., 720 West 20th Street, Pittsburg, Kansas 66762. Telephone number: (316) 231-3390.